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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT TO 1934


        Date of Report (Date of earliest event reported): August 2, 2005



                              TB WOOD'S CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                       1-14182                   25-1771145
(State of incorporation)             Commission                (IRS Employer
                                     File Number            Identification No.)

     440 NORTH FIFTH AVENUE, CHAMBERSBURG, PA                      17201
      (Address of principal executive office)                   (Zip Code)


                                  717-264-7161
              (Registrant's telephone number, including area code)

                                    No Change
              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 3.01.  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
            OR STANDARD; TRANSFER OF LISTING.

On July 27, 2005, TB Wood's Corporation (the "Company") informed The Nasdaq Stock Market, Inc. ("Nasdaq") that Craig Stapleton, who had served as a director and member of the Company's Audit Committee, had resigned from the Company's Board of Directors. As a result, Nasdaq notified the Company on August 2, 2005 that the Company no longer complies with Nasdaq's independent director and audit committee requirements as set forth in Nasdaq Marketplace Rule 4350. The letter further states that the Company has been provided with a cure period until the earlier of the Company's next annual meeting of stockholders or July 25, 2006 in order to regain compliance with Nasdaq Rule 4350. The Company's Board of Directors intends to consider one or more additional independent directors that could be added to its Board of Directors and the Audit Committee, and to add such additional director or directors prior to the date stated above in order to regain compliance prior to the date that Nasdaq would begin the delisting process.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TB WOOD'S CORPORATION


                                 By /s/ Joseph C. Horvath
                                   ------------------------------------------
                                 Vice President-Finance
                                 (Principal Financial and Accounting Officer)

                                 Date:   August 5, 2005